SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 28, 2006

Date of Report (Date of earliest event reported)

SIRENZA MICRODEVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-30615	77-0073042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 S. TECHNOLOGY COURT, BROOMFIELD, CO 80021

(Address of principal executive offices, including zip code)

(303) 327-3030

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 28, 2006, the Compensation Committee (the "Committee") of the Board of Directors of Sirenza Microdevices, Inc. (the "Company") approved the following incentive bonus payments to the following executive officers of the Company under the terms of the Company's previously announced first half of 2006 cash incentive program (the "Plan"):

Amount of

Name Title Bonus

Charles Bland CFO $65,000

Norm Hilgendorf Chief Strategy Officer $49,000

Clay Simpson VP, General Counsel $46,000

Also effective July 28, 2006, the Committee approved the payment of an incentive bonus in the amount of $95,000 to Robert Van Buskirk, the Company's President and Chief Executive Officer. Mr. Van Buskirk does not participate in the Plan, but was awarded the aforementioned bonus by the Committee based on his and the Company's performance in the first half of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRENZA MICRODEVICES, INC.

By: /s/ Clay B. Simpson

Clay B. Simpson

Vice President, General Counsel and Secretary

  Date:  August 2, 2006